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                                                                      EXHIBIT 21


                      INTERNATIONAL SHIPHOLDING CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2001

                                                                          Jurisdiction Under
                                                                           Which Organized
                                                                          ------------------
International Shipholding Corporation (Registrant)                              Delaware
         International Shipholding Corporation (1)                              New York

         Waterman Steamship Corporation                                         New York
              Sulphur Carriers, Inc.                                            Delaware

         Central Gulf Lines, Inc.                                               Delaware
              Enterprise Ship Company, Inc.                                     Delaware
              Grace Shipping, LLC                                               Delaware
              Glory Shipping, LLC                                               Delaware
              Material Transfer, Inc.                                           Delaware
                 Grace Intermodal, Inc.                                         Delaware

         CG Railway, Inc.                                                       Delaware

         Green Ship Company Inc.                                                Delaware

         Bay Insurance Company Limited                                          Bermuda

         LCI Shipholdings, Inc.                                                 Liberia
              Gulf South Shipping Pte. Ltd.                                     Singapore
              Forest Lines Inc.                                                 Liberia
              Marco Shipping Co. Pte. Ltd.                                      Singapore
                  Marcoship Agencies SDN. BHD.                                  Malaysia
              Pelican Reef, L.L.C. (2)                                          Marshall Islands
              Shining Star Malta Ltd (3)                                        Malta
              Belden Cement Holding Inc. (3)                                    Panama
                  Belden Shipping Pte Ltd (3)                                   Singapore
                  Echelon Shipping Inc. (3)                                     Panama
                  Yakumo Shipping Inc. (3)                                      Panama
                  Tilbury Shipping Inc. (3)                                     Panama
                  Emblem Shipping Inc. (3)                                      Panama
                  Shining Star Shipping Inc. (3)                                Panama
                  Rosemont Shipping Inc. (3)                                    Panama
                  Mattea Shipping, Inc. (3)                                     Panama


         N. W. Johnsen & Co., Inc.                                              New York

         LMS Shipmanagement, Inc.                                               Louisiana
              LMS Manila, Inc. (4)                                              Philippines
              LMS Manning, Inc. (5)                                             Philippines

         Lash Intermodal Terminal Company                                       Delaware

         Resource Carriers, Inc.                                                Delaware

         Cape Shipholding, Inc.                                                 Liberia
              Bulk Venture, LTD. (6)                                            Liberia
                    Bulk Asia, LTD. (6)                                         Liberia
                    Bulk Europe, LTD. (6)                                       Liberia
              Bulk Venture II, LTD. (6)                                         Liberia


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
                                                                          Jurisdiction Under
                                                                           Which Organized
                                                                          ------------------
                    Bulk Australia, LTD. (6)                                    Liberia
                    Bulk Africa, LTD.        (6)                                Liberia


(1)      New York name-holding corporation
(2)      50% owned by LCI Shipholdings, Inc.
(3)      30% owned by LCI Shipholdings, Inc.
(4)      40% owned by LMS Shipmanagement, Inc.
(5)      18% owned by LMS Shipmanagement, Inc.; 75% owned by LMS Manila, Inc.
(6)      12.5% owned by Cape Shipholding, Inc.

         All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.